                                                                   Exhibit 10.28

                             INTER-COMPANY AGREEMENT


THIS AGREEMENT is made as of the 1st day of February 1998, BY AND BETWEEN Coty US Inc. and its subsidiaries (the "Employer") and Coty Inc. (the "Company"), whose principal office is at 1325 Avenue of the Americas, New York, NY 10019.

                                   WITNESSETH
                                   ----------

WHEREAS, the Employer employs its own employees and in order to encourage and reward their continued service as its employees has secured for selected employees the opportunity to acquire a direct equity interest in the Company and for those purposes has agreed with the Company that arrangements should be made to grant these employees an opportunity to participate in any increase in the value of the Company;

WHEREAS, the "Coty Inc. Long Term Incentive Plan" provides for the granting of Company stock to employees of the Company and its affiliates, and the Employer is an affiliate of the Company;

WHEREAS, the Company has arranged to facilitate the granting of Company stock to employees of the Employer, and;

WHEREAS, the Company and the Employer have agreed that the costs incurred by Company set out in this agreement relating to the future grant of options to selected employees of the Employer, and the exercise of those options by those employees should be borne by the Employer as being beneficial in the furtherance of Employer's business and as a condition of the Company allowing those employees to continue to participate in the Plan;

NOW IT IS AGREED to record the terms of that agreement as follows:

                              PART I - DEFINITIONS
                              --------------------

1.            Definitions

In this Agreement these terms shall have these meanings:

      (1) "Affiliate" shall mean any corporation, in which the Company possesses directly or indirectly fifty per cent (50%) or more of the total combined voting power of all classes of its stock or partnership or other control interests, as the case may be.

      (2) "Award" shall mean Company stock granted to Employees by the Company or by one of its Affiliates pursuant to the Plan.

      (3) "Employees" shall mean those directors and employees of the Employer who are selected to receive an Award.


      (4)   "Plan" shall mean the Coty Inc. Long Term Incentive Plan.

      (5) "Valuation Date" means the date on which an Employee receives Company stock under the terms of an Award made to him.

      (6) "Value" means, with respect to each Employee, the fair market value on the applicable Valuation Date of the Company stock awarded to Employee reduced by any consideration paid by the Employee to the Company upon purchase of the stock. The fair market value shall be determined as provided in the Plan.

      (7) In this Agreement any reference to the singular shall include the plural and vice versa and any reference to the masculine gender shall include a reference to all other genders.

2.          Provision of Employee Awards

The Company hereby agrees with the Employer that it will arrange for the provision of such Awards to such of the Employees as may from time to time be agreed between them.

3.          Consideration for Award Provision

In consideration of the undertaking by the Company to make or arrange for the provision of Awards hereunder for the Employees, the Employer undertakes that, after the relevant Valuation Date in respect of any Award, it will as soon as reasonably practicable, after receipt by the Employer of a notice from the Company specifying the Value, pay to the Company an amount equal to the Value of the Awards granted to the Employees.

4.          Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, United States of America. This Agreement shall become binding upon the parties when executed by both parties.

5.          Consent to Jurisdiction

With respect to any provision of this agreement or the Plan, the parties to this agreement agree to submit to the exclusive jurisdiction of the courts of the State of New York, United States of America, all disputes concerning the interpretation or operation of the Plan and this Agreement.

6.          Notice

Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed, delivered or sent by facsimile to the party for whom it is intended at such address as may from time to time be designated by it in a notice so mailed, delivered or sent to the other party; in accordance with this Agreement; provided, that unless and until some other address is so designated, all notices or communications by the Company to the Employer or by the Employer to the Company shall be so mailed, delivered or sent to their respective office addresses set out herein.

7.          Entire Agreement

This Agreement and the other related agreements referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements relating to the subject matter hereof. Any amendment or modification to this Agreement shall be in writing and must be signed by both the Company and the Employer.

8.          Severability

The invalidity or unenforceability of any one or more provisions of this Agreement or any part or parts thereof shall not affect the validity or enforceability of all or part of any other provision of this Agreement which shall remain in full force and effect.

9.          Counterparts

This Agreement may be executed in one or more counterparts, each of which when executed shall be an original but which shall together constitute one and the same agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first before written.


Coty US Inc. and its subsidiaries


By:           /s/ Daniel J. Finnegan
      -------------------------------------
                   (Signature)

Name:         Daniel J. Finnegan
      --------------------------------------
Title:        Vice President Finance
      --------------------------------------

COTY INC.

By:           /s/ W. Patrick Lawrence, II
      -------------------------------------

Name:         W. Patrick Lawrence, II
      ---------------------------------------
Title:        Vice President, Human Resources
      ---------------------------------------